Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement No. 333-213686 on Form S-8
(2)	Registration Statement No. 333-201508 on Form S-8
(3)	Registration Statement No. 333-190729 on Form S-8
(4)	Registration Statement No. 333-183687 on Form S-8
(5)	Registration Statement No. 333-175351 on Form S-8
(6)	Registration Statement No. 333-167613 on Form S-8
(7)	Registration Statement No. 333-199697 on Form F-3
(8)	Registration Statement No. 333-192959 on Form F-3
(9)	Registration Statement No. 333-176669 on Form F-3
(10)	Registration Statement No. 333-219069 on Form F-3

of our reports dated April 17, 2018, relating to (1) the consolidated financial statements of DHT Holdings, Inc., and (2) the effectiveness of DHT Holdings, Inc.’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 20-F of DHT Holdings, Inc. for the year ended December 31, 2017.

/s/ Deloitte AS

Oslo, Norway
 April 23, 2018